Exhibit 23.1


                    Consent of Independent Auditors


The Board of Directors
Superior Energy Services, Inc.


     We consent to incorporation by reference in registration statements No. 333-22603, No. 333-35286, and No. 333-86579 on Form S-3
and  No.  333-12175, No. 333-33758 and No. 333-43421  on  Form  S-8  of
Superior Energy Services, Inc. of our report dated February 25, 2000, relating to the audited consolidated balance sheet of H.B. Rentals, L.C. as of December 31, 1999, and the related consolidated statement of operations, consolidated statement of members' interests and consolidated statement of cash flows for the year ended December 31, 1999.



                           /s/ Broussard, Poche', Lewis & Breaux, L.L.P
                           --------------------------------------------
                             Broussard, Poche', Lewis & Breaux, L.L.P

Lafayette, Louisiana
July 5, 2000